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                                                                   Exhibit 10.56


                               SECOND AMENDMENT TO
                      ASSIGNMENT OF CERTIFICATE OF DEPOSIT


         This Second Amendment to Assignment of Certificate of Deposit dated as of December 31st, 1998 by and between Citizens Bank of Massachusetts ("Bank") and DM Management Company ("Debtor").

                              W I T N E S S E T H:

         WHEREAS, Bank and Debtor are parties to that certain Assignment of Certificate of Deposit dated as of March 5, 1998 as amended by a certain First Amendment to Assignment of Certificate of Deposit dated as of September 4, 1998 (collectively, the "Assignment"); and

         WHEREAS, the parties wish to amend the Assignment as hereafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Section 1 of the Assignment is hereby amended by deleting the language inserted by the said First Amendment to Assignment of Certificate of Deposit and substituting therefor the following:

         "accommodations to the undersigned debtor (the "Debtor"), pursuant to a certain Second Amended and Restated Loan Agreement dated March 5, 1998, as amended by a certain Third Amendment to Second Amended and Restated Loan Agreement dated September 4, 1998 and by a certain Fourth Amendment to Second Amended and Restated Loan Agreement, of even date herewith and as the same may be further amended from time to time (collectively, the "Loan Agreement"),"

         2. Exhibit A to said Assignment is hereby deleted in its entirety and is replaced by Exhibit A hereto.

         3. The sum set forth after the designation "Face Amount" is hereby deleted and the sum of $12,327,632.99 is hereby inserted in lieu thereof.

         Except as amended hereby, the Assignment is hereby ratified, confirmed and republished.



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         EXECUTED as an instrument under seal to be construed under the laws of
The Commonwealth of Massachusetts.

                                                DEBTOR:
WITNESS:                                        DM MANAGEMENT COMPANY

/s/ Lori B. Leeth                               By: /s/ Olga L. Conley
-------------------------------                    ---------------------------
                                                    Olga L. Conley
                                                    Chief Financial Officer


                                                BANK:
WITNESS:                                        CITIZENS BANK OF MASSACHUSETTS

/s/ Maryalice Trottier                          By: /s/ Lori B. Leeth
-------------------------------                    -----------------------------
                                                    Lori B. Leeth
                                                    Senior Vice President



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                                    EXHIBIT A



         (a) the full payment of the sum of $8,500,000.00, or such lesser amount which shall have been advanced, together with interest and other charges, all as provided in a certain "Revolving Note" of the Debtor to the order of the Bank dated June 5, 1997, which Note was amended and replaced by a certain Replacement Revolving Note dated October 31, 1997 in the face amount of $8,500,000.00 which note was amended and replaced by a certain "Second Replacement Revolving Note" dated September 4, 1998 in the face amount of $23,500,000.00, all as provided in a certain Loan Agreement dated June 5, 1997, as amended and restated as of the March 5, 1998, as amended dated September 4, 1998 hereof and as the same may hereafter be amended (collectively, the "Loan Agreement") together with all substitutions or replacements therefor and all renewals or extensions thereof and the full performance of all other obligations of the maker of said note as provided therein; (b) the full payment of the sum of $1,650,000.00, as provided in a certain "Real Estate Note" (as defined in the Loan Agreement) of the Debtor to the order of the Bank executed and delivered by the Debtor to the Bank, pursuant to the Loan Agreement in the face amount of $1,650,000.00, with interest and other charges as provided therein, together with all substitutions and replacements therefor and all renewals and extensions thereof and the full performance of all other obligations of the maker of said note as provided therein and a certain Second Amendment to Mortgage executed and delivered in connection therewith as the same may be amended from time to time; (c) the full payment of the sum of $3,600,000.00, with interest and other charges, all as provided in a certain "Term Note" (as defined in the Loan Agreement) of the Debtor to the order of the Bank, dated June 5, 1997, executed and delivered by the Debtor to the Bank pursuant to the Loan Agreement, in the original face amount of $3,600,000.00, together with all substitutions or replacements therefor and all renewals or extensions thereof and the full performance of all other obligations of the maker of said note as provided therein; (d) the full payment of the sum of Four Million Three Hundred Thousand Dollars ($4,300,000.00) together with interest and other charges, all as provided in a certain "New Bridge Note" (as defined in the Loan Agreement) of the Debtor at the order of the Bank dated as of March 5, 1998, executed and delivered by the Debtor to the Bank pursuant to the Loan Agreement in the original face amount of Four Million Three Hundred Thousand Dollars ($4,300,000.00) as amended and replaced by that certain "Replacement New Bridge Note" (as defined in the Loan Agreement) dated September 4, 1998 together with all substitutions or replacements therefor and all renewals and extensions thereof and the full performance of all other obligations of the maker of said note as provided therein; (e) the full payment of the sum of $17,000,000.00 together with all interest and other charges all as provided in a certain "Short Term Revolving Note" (as defined in the Loan Agreement) of the Debtor to the order of the Bank dated March 5, 1998 pursuant to the Loan Agreement in the face amount of





                                       -3-
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$17,000,000.00, as amended and replaced by that certain "Replacement Short Term
Revolving Note" (as defined in the Loan Agreement) dated September 4, 1998 and all substitutions or replacements therefor and all renewals and extensions thereof and the full performance of all other Obligations of the maker of said Note, and in a certain "Assignment of Certificate of Deposit dated as of March 5, 1998 and executed and delivered in connection therewith, as amended dated September 4, 1998, and as the same may hereafter be amended; (f) the full payment and performance by the Debtor of all indebtedness, obligations and liabilities of the Debtor to the Bank under the Loan Agreement, direct or indirect, absolute or contingent, now existing or hereafter arising
(including, without limitation, all "Obligations", as defined in the Loan Agreement whether or not specifically referred to herein) which Loan
Agreement provides, among other things, for the establishment of a "Revolving Loan" (as defined therein) and for the issuance of Letter of Credit pursuant to L/C Appreciations as defined therein, pursuant to which "Advances" (as defined therein) may be made from time to time, and for repayment of all or a portion of the outstanding balance of such Advances together with interest and other charges all in accordance therewith and for the grant of "Loans"
(as defined therein) as provided therein; (g) the full payment and performance of all covenants and agreements herein contained or referred to on the part of the Debtor to be kept and performed (collectively hereafter referred to as "Obligations").

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